EXHIBIT 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 11-K of the AutoNation, Inc. 401(k) Plan (the “Plan”) for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael J. Jackson, in my capacity as Chairman and Chief Executive Officer of AutoNation, Inc. (“AutoNation”), hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

A signed original of this statement has been provided to AutoNation and will be retained by AutoNation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Michael J. Jackson Michael J. Jackson Chairman and Chief Executive Officer June 27, 2003